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                                GIANT GROUP, LTD.
                               EARNINGS PER SHARE
                                                                 Exhibit 11

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                                      Three Months Ended
                                         September 30
                                             1994
                                             ----
PRIMARY EARNINGS PER SHARE
Net income                              $  847,000
Add:   Interest expense reduction,
      net of tax (3)                       110,000
                                        ----------
                                        $  957,000
                                        ----------
                                        ----------

Weighted average number
  of common shares
  outstanding (1) **                     6,483,000

Net income per common share             $      .15
                                        ----------
                                        ----------

FULLY DILUTED EARNINGS PER SHARE

Net income                              $  847,000

Add:   Interest expense on
       subordinated debentures
       assumed converted, net
       of tax                              396,000
Add:   Interest expense reduction,
       net of tax (3)                       93,000
                                        ----------
Net income for fully
  diluted shares                        $1,336,000
                                        ----------
                                        ----------

Fully diluted weighted average
  number of common shares
  outstanding (1) (2) **                 8,691,000

Net income per common share             $      .15
                                        ----------
                                        ----------

(1) Includes incremental common shares issuable upon exercise of outstanding options.
(2) Includes common shares issuable upon conversion of the 7% convertible subordinated debentures.
(3) Reduction of interest expense, net of tax on the Company's 14 1/2% Subordinated Notes assumed retired with option exercise proceeds in excess of that amount required to retire twenty percent of the Company's outstanding stock.
**     Actual common shares outstanding at September 30, 1994 were 5,180,000.
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